UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 30, 2017

CTD HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32563
(Address of Principal Executive Offices)	(zip code)

                386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 30, 2017, CTD Holdings, Inc. (the “Company”) filed a Complaint against the National Institutes of Health (the “NIH”) in the United States District Court for the Northern District of Florida, Gainesville Division (the “Court”). Pursuant to the Complaint, the Company is seeking an order requiring the NIH to provide the Company with records responsive to a request originally made by the Company to the NIH under the Freedom of Information Act on October 19, 2016 (the “FOIA Request”).

To date, despite numerous communications between the Company’s representatives and NIH personnel, including assurances on several occasions that documents responsive to the FOIA Request would be forthcoming, the Company has not received a single document in response to the FOIA Request.

The foregoing summary of the Complaint does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the Complaint, which has been filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 99.1	Complaint, dated November 30, 2017, filed by the Company against the National Institutes of Health in the Unites States District Court for the Northern District of Florida, Gainesville Division

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD Holdings, Inc.

Date: December 1, 2017

By: /s/ Jeffrey L. Tate

Jeffrey L. Tate

Chief Operating Officer

EXHIBIT INDEX

No.	Description

Exhibit 99.1	Complaint, dated November 30, 2017, filed by the Company against the National Institutes of Health in the Unites States District Court for the Northern District of Florida, Gainesville Division